Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                         Date of Report:  July 10, 2006

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

          Texas                          0-26958                 76-0037324
(State Or Other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
                (Issuer's Telephone Number, Including Area Code)


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ITEM 8.01     OTHER EVENTS.

     On July 10, 2006, we entered a Letter of Intent under which we will acquire 99% of the ownership interest in an adult entertainment cabaret known as "Centerfolds" located at 5418 Brewster Street, San Antonio, Texas. Under the proposed terms of the transaction, our subsidiary, RCI Holdings, Inc. ("RCI") will also acquire 100% of the interest in the real property upon which Centerfolds is located. The total purchase price for the business and real property will be $2,900,000. Under terms of the agreement, we will pay the owners of the club and property $600,000 in cash at the time of purchase and will sign promissory notes for the remaining balance. A definitive agreement is expected to be signed by July 31st, with closing to occur shortly thereafter, contingent upon normal due diligence and closing activities including obtaining the transfer of all existing licenses and permits to us, and other conditions consistent with transactions of this type.

     Upon closing of the transaction, certain members of the current ownership structure will enter a five-year covenant not to compete with us. A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.



ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit Number          Description

      99.1              Press release dated July 13, 2006


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              RICK'S CABARET INTERNATIONAL, INC.


                                      By:     /s/ Eric Langan
                                              ---------------
Date: July 13, 2006                           Eric Langan
                                              Chairman, President,
                                              Chief Executive Officer and
                                              Principal Accounting Officer